EXHIBIT 99.1
Investor Update
February 19, 2013

This investor update provides Spirit's investor guidance for the first quarter ending March 31, 2013 and full year 2013. All data is based on preliminary estimates.

Capacity - Available Seat Miles (ASMs)	1Q13E	2Q13E	3Q13E	4Q13E	FY2013E
ASMs Year-over-Year % Change	21.1%	23.0%	20.0%	22.0%	21.5%

	1Q13E

Passenger segments Year-over-Year % Change	17%	-	18%

Operating Expense per ASM (CASM) (cents)
CASM*	10.13	-	10.25
Less: Fuel expense per ASM	4.20
CASM ex-fuel*	5.93	-	6.05

Average Stage Length (miles)	942

Fuel Expense per Gallon ($)
Fuel cost*	$3.42
Less: Unrealized mark-to-market (gains) and losses(1)	n/a
Economic fuel cost	$3.42

Fuel gallons (thousands)	38,485

*Includes fuel taxes, and into-plane fuel cost. Based on the jet fuel curve as of February 15, 2013 and includes fuel hedge (gains) and losses currently expected to be realized during the first quarter 2013.

	1Q13E			FY2013E
Effective Tax Rate	38%			38%

	1Q13E			FY2013E
Wtd. Average Share Count (thousands)
Basic	72,483			72,577
Diluted	72,704			72,829

Capital Expenditures & Other Working Capital Requirements	Full Year 2013E
(millions)
Capital expenditures (2)	$22
Payments for heavy maintenance events(3)	$72
Pre-delivery deposits for flight equipment, net of refunds	$30
Pre-paid maintenance reserves, net of reimbursements	$11

Fuel Hedges	% of Est.		Average price
Period	Volume	Instrument	Call/gal	Put /gal
1Q13	20%	USGC Jet collars	$3.09	$2.84

Refining Margin Hedges	% of Est.		Average price
Period	Volume	Instrument	per barrel
3Q13	13%	Jet Fuel Swaps	$33.66
4Q13	7%	Jet Fuel Swaps	$33.66

Footnotes

(1)
Unrealized mark-to-market (gains) and losses are comprised of estimated non-cash adjustments to aircraft fuel expense. The Company may have unrealized mark-to-market (gains) or losses in the first quarter 2013, but is not yet able to estimate the amount.

(2)	Includes the purchase of a spare engine that will be financed under a sale/leaseback transaction upon delivery.

(3)	Payments for heavy maintenance events are recorded as Long-term deposits and other assets within "Changes in operating assets and liabilities," on the Company's cash flow statement.

Spirit Airlines, Inc.
Aircraft Delivery Schedule - as of February 19, 2013

		Aircraft Type
		A319	A320	A321	Total
Total Aircraft Year-end 2012		27	16	2	45

1Q13		2	2	-	4
2Q13		-	1	-	1
3Q13		-	1	-	1
4Q13		-	3	-	3
Total Aircraft Year-end 2013		29	23	2	54

2014		-	7	-	7
2015		-	10	-	10
Total Aircraft Year-end 2015		29	40	2	71

The Company has 75 new aircraft (30 classic A320s and 45 A320neos) on firm order for delivery between 2016 and 2021. In addition, the Company has signed a Letter of Intent with ILFC to lease five A320neo aircraft, subject to final documentation. The delivery dates for the leased A320neo aircraft are contingent upon the engine type selection which has not yet been determined. The Company has 32 aircraft with lease expirations between 2016 and 2020; however, actual retirements may differ depending on future fleet decisions.

Seat Configurations
Aircraft Type	Seats
A319	145
A320	178
A321	218

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the first quarter and full year 2013, including expectations regarding capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, fuel hedges and tax rates. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.